                                                               EXHIBIT No. 10.42





                               PURCHASE AGREEMENT

                                 by and between

                           ABI (TX) QRS 12-11, INC.,
                              a Texas corporation,

                                     OWNER,


                                      and


                     APPLIED BIOSCIENCE INTERNATIONAL INC.,
                            a Delaware corporation,

                                    as BUYER





                        Dated as of:  November 13, 1995





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





                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----

 1.      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1
 2.      Purchase Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4
 3.      Procedures Upon Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
 4.      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
 5.      Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
 6.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             8
 7.      Determination of Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             9
 8.      Non-Recourse as to Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
 9.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11

Exhibit "A" - Premises
Exhibit "B" - Machinery and Equipment





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





                               PURCHASE AGREEMENT


                 THIS PURCHASE AGREEMENT (this "Agreement"), made as of this 13th day of November, 1995, between ABI (TX) QRS 12-11, Inc., a Texas corporation ("Owner"), with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, Second Floor, New York, New York 10020, and APPLIED BIOSCIENCE INTERNATIONAL INC., a Delaware corporation ("Buyer"), with an address at 4350 N. Fairfax Drive, Arlington, Virginia 22203.

                              W I T N E S S E T H:

                 WHEREAS, Owner, as Landlord, has entered into a Lease Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Lease") dated as of the date hereof with Pharmaco LSR International Inc., a Texas corporation ("Tenant");

                 WHEREAS, Buyer has entered into a Guaranty and Suretyship Agreement (as amended, modified or supplemented from time to time, the "Guaranty") dated as of the date hereof in favor of Owner, pursuant to which Buyer has guaranteed the payment and performance by Tenant of Tenant's obligations under the Lease and has agreed to comply with certain covenants (the "Covenants") contained in the Guaranty;

                 WHEREAS, Owner is the owner of the following described property (hereinafter referred to as the "Premises" which is more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Land") and shall include the portions of items (a) and (b) of this clause located thereon or therein and appertaining thereto): (a) the buildings, structures and other im provements now or hereafter constructed on the Land (the "Improvements"); and (b) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (the "Equipment"). The Premises is the property leased to Tenant pursuant to the Lease; and

                 WHEREAS, Tenant is a wholly-owned subsidiary of Buyer, and Buyer has entered into this Agreement in order to induce Owner to enter into the Lease.

                 NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                 1.       Certain Definitions.

                          "Acquisition Cost" shall mean $12,565,000.

                          "Assignment" shall mean any assignment of rents and
leases from Owner to a Lender which (a) encumbers any of the Premises and (b) secures Owner's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                          "Basic Rent" shall have the meaning assigned to such
term in the Lease.

                          "Costs" shall have the meaning assigned to such term
in the Lease.

                          "Default Termination Amount" shall mean an amount
equal to the greatest of (A) the Fair Market Value of the Premises or (B) the sum of the Acquisition Cost and Prepayment Premium which Owner will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or
(C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the then Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in the Lease.

                          "Event of Default" shall mean an Event of Default as
defined in the Lease or as defined in the Guaranty.

                          "Fair Market Value" shall mean the higher of (a) the
fair market value of the Premises as of the Relevant Date as if unaffected and unencumbered by the Lease or (b) the fair market value of the Premises as of the Relevant Date as affected and encumbered by the Lease. For all purposes of this Agreement, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 7.

                          "Fair Market Value Date" shall mean the date when the
Fair Market Value is determined in accordance with Paragraph 7.

                          "Federal Funds" shall mean federal or other
immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                          "Indemnitee" shall mean the Persons specified in
Paragraph 15 of the Lease.

                          "Law" shall mean any constitution, statute, rule of
law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial





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





determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                          "Lender" shall mean any Person (and its successors
and assigns) which may make a Loan to Owner or is the holder of any Note.

                          "Loan" shall have the meaning assigned to such term
in the Lease.

                          "Monetary Obligations" shall mean Rent and all other
sums payable by Tenant under the Lease to Owner, to any third party on behalf of Owner or to any Indemnitee.

                          "Mortgage" shall mean any mortgage or deed of trust
from Owner to a Lender which (a) encumbers any of the Premises and (b) secures Owner's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                          "Note" shall mean any promissory note evidencing
Owner's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                          "Permitted Encumbrances" shall have the meaning
assigned to such term in the Lease.

                          "Person" shall mean an individual, partnership,
association, corporation or other entity.

                          "Prepayment Premium" shall have the meaning given
that term in the Lease.

                          "Present Value" shall have the meaning given that
term in the Lease.

                          "Purchase Price" shall mean the Default Termination
Amount.

                          "Related Premises" shall have the meaning given that
term in the Lease.

                          "Relevant Date" shall mean the date on which Owner
provides Buyer with notice of Owner's intention to require Buyer to make a rejectable offer under Paragraph 2(a).

                          "Rent" shall have the meaning given that term in the
Lease.





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                          "State" shall have the meaning given that term in the
Lease.

                          "Term" shall mean the Term as defined in the Lease.

                 2.       Purchase Offer.

                 (a) If an Event of Default shall have occurred and be continuing, Owner shall have the right, at its sole option, then or at any time thereafter unless previously cured in accordance with the Lease or the Guaranty, as the case may be, to give notice to Buyer requiring Buyer to make an irrevocable offer to purchase the Premises (or such Related Premises as are then subject to the Lease) pursuant to this Agreement for an amount equal to the Purchase Price.

                 Upon the delivery of such notice to Buyer, Buyer shall be deemed to have made such offer, Buyer shall, if requested by Owner, within (10) days following such request, deposit with Owner as payment against the Purchase Price the amount described in clause (B) of the definition of Default Termination Amount and Owner and Buyer shall promptly commence to determine the Fair Market Value of the Premises. No later than thirty (30) days after the Fair Market Value Date, Owner shall accept or reject such offer. Unless Owner shall have rejected such offer by written notice to Buyer not later than the twentieth (20th) day after the Fair Market Value Date, Owner shall be conclusively presumed to have accepted such offer. If Owner accepts such offer then, not later than the tenth (10th) day after such acceptance, Buyer shall pay to Owner the Purchase Price and Owner will convey the Premises to Buyer or its designee in accordance with Paragraph 3 hereof. Any written rejection by Owner of such offer shall have no effect on any other remedy Owner may have under the Lease or the Guaranty.

                 (b) The parties hereto acknowledge that Owner may also have a right to require Tenant to make a rejectable offer to terminate the Lease and, at Tenant's option, purchase the Premises pursuant to the terms of the Lease. Accordingly, notwithstanding any acceptance by Owner of the irrevocable offer to purchase made by Buyer as described in Paragraph 2(a) hereof, (i) Owner may, at any time in its discretion, terminate its obligation to sell to Buyer and Buyer's obligation to buy the Premises pursuant to an irrevocable offer made by Buyer pursuant to this Agreement (and shall incur no obligation to Buyer in connection therewith), by giving notice to Buyer terminating such obligation (and, notwithstanding any such termination, Owner shall have the right, so long as Owner shall not have previously conveyed the Premises to Tenant and so long as the Event of Default is continuing or





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upon the occurrence of a subsequent Event of Default, to subsequently require
Buyer to make another irrevocable offer to purchase the Premises in accordance with this Agreement), and (ii) Owner shall be excused from selling the Premises to Buyer, and shall incur no obligation to Buyer in connection therewith, if Owner in its sole discretion conveys the Premises to Tenant at or before the date on which Buyer is to purchase the Premises pursuant to this Agreement.

                 3.       Procedures Upon Purchase.

                 (a) In the event of the purchase of the Premises by Buyer pursuant to this Agreement, Owner need not convey any better title thereto than that which was conveyed to Owner, and Buyer or its designee shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to any of the Premises and to all applicable Laws, but free of the lien of and any security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Premises which have been created by or resulted solely from acts of Owner after the date of the Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Premises or were created with the written concurrence of Tenant or as a result of a default by Tenant under the Lease.

                 (b) Upon the date fixed for any such purchase of the Premises pursuant to this Agreement (the "Purchase Date"), Buyer shall pay to Owner, or to any Person to whom Owner directs payment, the Purchase Price, in Federal Funds, and Owner shall deliver to Buyer (i) a special warranty deed which describes the premises then being conveyed and conveys and transfers the title thereto as provided in Paragraph 3(a), (ii) such other instruments as shall be necessary to transfer to Buyer or its designee any other property then required to be sold by Owner to Buyer pursuant to this Agreement, (iii) any taxes or other amounts escrowed by Owner pursuant to the Lease applicable to the Premises being sold. If on the Purchase Date (or on the Redetermination Date, as defined in Paragraph 3(d) hereof) any Monetary Obligations remain outstanding, then the Purchase Price payable hereunder shall be increased by an amount equal to the amount of such due but unpaid Monetary Obligations.

                 (c) Buyer shall pay all charges incident to such conveyance and transfer, including Owner's reasonable counsel fees, escrow fees, recording fees, title insurance or guaranty premiums and all applicable federal, state and local taxes (other than income or capital gains taxes) which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the delivery of said deed and other instruments.





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                 (d)      In the event that the completion of such purchase
shall be delayed after the Purchase Date by reason of Owner's or Buyer's acts or omissions, then the Purchase Price payable by Buyer upon the purchase of the Premises pursuant to this Agreement shall, at the option of the party that has not caused such delay reasonably exercised, be determined as of the actual date of such purchase by Buyer (the "Redetermination Date") and the Purchase Price payable by Buyer pursuant to this Agreement shall be adjusted, if necessary, to reflect such redetermination.

                 (e) Any prepaid Monetary Obligations under the Lease paid to Owner shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Purchase Price due to Owner; provided, that no apportionment of any Impositions shall be made upon any such purchase.

                 (f) If and to the extent that after any purchase of the Premises by Buyer, any previous payment of any Monetary Obligation under the Lease is rescinded or must otherwise be restored or returned by Owner or any Indemnitee for any reason (including without limitation, as a preference, fraudulent conveyance or otherwise), Buyer shall immediately pay such amount to Owner, the appropriate third party on behalf of Owner, or such Indemnitee, as the case may be, and such payment shall be deemed an increase in the Purchase Price of the Premises.

                 (g) As a condition to Owner's obligation to sell the Premises to Buyer (which condition may be waived by Owner in Owner's sole discretion), Buyer shall pay to Owner all sums then due under the Guaranty.

                 4.       Assignment.

                 Buyer may not assign this Agreement, whether by operation of law or otherwise, without the prior written consent of Owner, which consent may be granted or withheld in the sole and absolute discretion of Owner.

                 5.       Obligations Absolute.

                 (a) All rights and interests of Owner hereunder and all agreements and obligations of Buyer under or in connection with this Agreement shall remain in full force and effect, irrespective of any of the following:

                          (i)  the waiver by Owner of the performance or
observance by Tenant or Buyer or any other party of any of the





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agreements, covenants, terms or conditions contained in the Lease, the Guaranty or this Agreement;

                          (ii)  the extension, in whole or in part, of the time
for payment by Tenant or Buyer of any sums owing or payable under the Lease, the Guaranty or this Agreement, or of any other sums or obligations under or arising out of or on account of the Lease, the Guaranty or this Agreement, or the renewal or extension of the Lease, the Guaranty or this Agreement;

                          (iii)  any assumption by any party of Tenant's or any
other party's obligations under, or Tenant's or any other party's assignment of any of its interest in, the Lease;

                          (iv)  any modification or amendment (whether material
or otherwise) of any of the obligations of Tenant or any other party under the Lease that was consented to in writing by Tenant;

                          (v)  any failure, omission or delay on the part of
Owner to enforce, assert or exercise any right, power or remedy conferred on or available to Owner in or by the Lease, the Guaranty or this Agreement, or any action on the part of Owner granting indulgence or extension in any form whatsoever;

                          (vi)  the voluntary or involuntary liquidation,
dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Owner, Tenant or Buyer or any of their assets or any impairment, modification, release or limitation of liability of Owner, Tenant or Buyer or its estate in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other similar statute or from the decision of any court;

                          (vii)  the release of Tenant or Buyer or any other
party from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease, the Guaranty or this Agreement by operation of law;

                          (viii)  the power or authority or lack thereof of
Tenant to execute, acknowledge or deliver the Lease;

                          (ix)  the validity or invalidity of the Lease;





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                          (x)  any defenses whatsoever that Tenant or any other
party may or might have to the payment of the Monetary Obligations or to the performance of the Performance Obligations (as defined in the Guaranty);

                          (xi)  the existence or non-existence of Tenant as a
legal entity;

                          (xii)  any assignment by Owner of this Agreement, the
Guaranty and the Lease (including an assignment by Owner to any Lender of all of Owner's right, title and interest in, to and under the Lease, the Guaranty and this Agreement, as collateral security for a Loan); or

                          (xiii)  any right of setoff, counterclaim or defense
that Buyer may or might have to its respective undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by Buyer.

                          Buyer hereby consents to any and all acts and
omissions referred to in clauses (i) through (v) and (vii) above and agrees that no other consent or approval of Buyer shall be required in connection therewith. Without in any way limiting the generality of the foregoing, Buyer specifically agrees that if Tenant's obligations under the Lease are modified or amended with the express written consent of Tenant, the obligations of Buyer contained herein shall not be altered, diminished or reduced.

                          Buyer shall not have the right to assert any defense
or action (e.g. the "automatic stay" or rejection of the Lease or limitation on the amount of rejection damages thereunder available to Tenant solely by virtue of relief provided by bankruptcy, insolvency or reorganization law or any other Law affecting creditors' rights or any other attempt by Tenant to disaffirm the landlord/tenant relationship created by the Lease.

                 (b) The parties hereto acknowledge that this Agreement is a separate and independent agreement between Buyer and Owner and is separate from and independent of the Guaranty, the Lease and all other agreements, instruments and arrangements whatever.

                 (c) This Agreement is a continuing obligation of Buyer and shall survive after termination of the Lease.

                 (d) No termination of this Agreement or the Lease, repossession or reletting of the Premises, sale of the Premises pursuant to this Agreement or any other event or condition whatever shall relieve Buyer of any obligations under the Guaranty, which shall continue to inure to the benefit of Owner.

                 6. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by Federal Express, United Parcel Service or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as follows:

                          If to Owner:

                          c/o W.P. Carey & Co., Inc.
                          50 Rockefeller Plaza
                          Second Floor
                          New York, New York  10020
                          Attention:  Property Management

                          with a copy to:

                          Reed Smith Shaw & McClay
                          2500 One Liberty Place
                          Philadelphia, Pennsylvania  19103
                          Attention:  Chairman, Real Estate Department

                          If to Buyer:

                          4350 N. Fairfax Drive
                          Arlington, Virginia 22203
                          Attention:  Charles S. Polcsa

                          and to:

                          Bracewell & Patterson, L.L.P.
                          South Tower Pennzoil Place
                          711 Louisiana, Suite 2900
                          Houston, Texas  77002-2781
                          Attention:  Clark G. Thompson, Jr.

                 For the purposes of this Paragraph 6, any party may substitute another address for its address stated above (or substituted by a previous notice) by giving fifteen (15) days' notice of the new address to the other parties, in the manner provided above.

                 7.       Determination of Value.





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                 (a)      Whenever a determination of Fair Market Value is
required pursuant to this Agreement, such Fair Market Value shall be determined in accordance with the following procedure:

                          (i)  Owner and Buyer shall endeavor to agree upon
such Fair Market Value within ten (10) days after the Relevant Date (the "Applicable Initial Date"). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                          (ii)  If the parties shall not have signed such
agreement within ten (10) days after the Applicable Initial Date, each of Owner and Buyer shall within thirty (30) days after the Applicable Initial Date select an appraiser and notify the other in writing of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Owner and Buyer.

                          (iii)  If such two appraisers shall be unable to
agree upon a Fair Market Value within fifteen (15) days after the expiration of the ten (10) day period referred to in clause (ii) above, then such appraisers shall advise Owner and Buyer of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Owner and Buyer.

                          (iv)  If such two appraisers shall be unable to agree
upon the designation of a third appraiser within ten (10) days after the expiration of the fifteen (15) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within fifteen (15) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within fifteen (15) days after such appointment. Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (pursuant to Paragraph 7(a)(iii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Owner and Buyer.





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





                          (v)  All appraisers selected or appointed pursuant to
this Paragraph 7(a) shall (A) be independent qualified MAI appraisers, (B) have no right, power or authority to alter or modify the provisions of this Agreement, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration.

                          (vi)  The Costs of the procedure described in this
Paragraph 7(a) above shall be borne entirely by Buyer.

                 (b) No delay in the determination of Fair Market Value under this Agreement shall have any effect on the Term of the Lease, but any extension of the Term of the Lease pursuant to the terms of the Lease shall be taken into account in the determination of Fair Market Value under this Agreement.

                 8. Non-Recourse as to Owner. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Owner under this Agreement shall be enforced only against the Premises (or against any funds paid by Tenant to Owner to purchase any of the Premises, but only to the extent that either (i) such funds have not been theretofore distributed to Owner's shareholders or (ii) that such funds constitute Owner's equity in such Premises and are not payable to any Lender) and not against any other assets, properties or funds of (a) Owner, (b) any director, officer, general partner, limited partner, employee or agent of Owner, any of their respective general partners or shareholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other-entity) of Owner, or any of their respective general partners, either directly or through either Owner or their respective general partners or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof. Notwithstanding the foregoing, Buyer shall not be prohibited from seeking injunctive relief or to recover the proceeds of any insurance required by the terms of the Lease.

                 9.       Miscellaneous.

                 (a) The paragraph headings in this Agreement are used only for convenience in finding the subject matters and are not part of this Agreement or to be used in determining the intent of the parties or otherwise interpreting this Agreement.





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





                 (b) As used in this Agreement, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition";
(v) "any of the Premises" shall mean "the Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; and (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein".

                 (c) Any act which Owner is permitted to perform under this Agreement may be performed at any time and from time to time by Owner or any Person designated by Owner. Except as otherwise specifically provided herein, Owner shall act reasonably in electing to withhold or delay its consent whenever such consent is required under this Agreement. Time is of the essence with respect to the performance by each party of its obligations under this Agreement.

                 (d) Owner shall in no event be construed for any purpose to be a partner, joint venturer or associate of Buyer or of any subtenant, operator, concessionaire or licensee of Buyer with respect to any of the Premises or otherwise in the conduct of their respective businesses.

                 (e) This Agreement and any documents which may be executed by Buyer on or about the effective date hereof at Owner's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Premises and the transactions provided for herein. Owner and Buyer are business entities having substantial experience with the subject matter of this Agreement and each have fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                 (f) This Agreement may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.





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                 (g)      The covenants of this Agreement shall bind Buyer, its
successors and assigns (provided, that nothing in this clause (g) shall authorize any transfer or assignment not otherwise permitted by the terms of this Agreement), and shall inure to the benefit of Owner, its successors and assigns.

                 (h) If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (i) This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State.

                 (j) Owner and Buyer each waive, to the maximum extent permitted by law, the right to trial by jury in the event of any litigation in which Owner and Buyer are parties in respect of any matter arising under or in respect to this Agreement, whether or not such litigation has been commenced in respect of this Agreement or such other documents and whether or not such other persons are also parties thereto.

                  [Remainder of Page Left Intentionally Blank]





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





                 IN WITNESS WHEREOF, Owner and Buyer have caused this Agreement to be duly executed under seal as of the day and year first above written.


                                            OWNER:

ATTEST:                                     ABI (TX) QRS 12-11, INC.



By:       /s/Ted Heuston                    By:    /s/Howard J. Altmann
   ------------------------                    -------------------------

Title:  Assistant Secretary                 Title: Senior Vice President
      ---------------------                       ----------------------

      [Corporate Seal]


                                            BUYER:

ATTEST:                                     APPLIED BIOSCIENCE
                                            INTERNATIONAL INC.



By:  /s/ Craig E. Chason                    By:   /s/Stephen L. Waechter
   ------------------------                    -------------------------

Title:   Secretary                          Title: Senior Vice President
      ---------------------                       ----------------------

      [Corporate Seal]





                       [Signatures to Purchase Agreement]

                                  Exhibit "A"

                                    PREMISES


LOT 1:

Lot 2, RESUBDIVISION OF PART OF LOTS 3, 4, 5, 6, 7 AND 8, BLOCK 3, FREEWATER ADDITION, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Book 78, Page 269, Plat Records, Travis County, Texas, being locally known as 706A & B Ben White Boulevard West.

LOT 2:

DESCRIPTION OF 1.66 ACRES, MORE OR LESS, OF LAND AREA, BEING A PORTION OF LOT 1 OF ONE PARK PLACE II, A SUBDIVISION IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 82, PAGE 138, PLAT RECORDS OF TRAVIS COUNTY, TEXAS, BEING LOCALLY KNOWN AS 1112 BEN WHITE BOULEVARD WEST AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS
FOLLOWS:

BEGINNING at an iron rod set at the intersection of the north line of Ben White Boulevard West, and the east line of the aforereferenced Lot 1, same being the west line of the Missouri Pacific Railroad Right-of-Way, for the southeast corner of the herein described tract of land;

THENCE leaving the PLACE OF BEGINNING and said Missouri Pacific Railroad Right-of-Way, and crossing Lot 1 with the north line of Ben White Boulevard West, the following two (2) courses:

         1. with a right breaking curve having a radius length of 2849.79 feet and a chord which bears N 86 degrees 42 minutes 30 seconds W 71.02 feet to an iron rod set; and

         2. N 86 degrees 02 minutes 30 seconds W 281.84 feet to an "x" set in concrete in the intersection of the north line of Ben
                 White Boulevard West and the west line of Lot 1, same being the east line of Lot B of K.R.T. Addition, a subdivision in the City of Austin, Travis County, Texas, as recorded in Volume 68, Page 71 of the Plat Records of Travis County, Texas, for the southwest corner of the herein described tract of land;

THENCE leaving Ben White Boulevard West with the common line of Lot 1 and Lot B, the following two (2) courses:

         1.      N 25 degrees 35 minutes E 125.17 feet to an iron rod found; and

         2. N 25 degrees 47 minutes E 123.85 feet to an iron rod found in the south line of Lot 2 of the aforereferenced One Park
                 Place II, for the northwest corner of Lot 1, same being the northeast corner of Lot B, also being the northwest corner of the herein described tract of land;

THENCE leaving Lot B, with the common line of Lot 1 and said Lot 2 the following two (2) courses:

         1. S 59 degrees 43 minutes 30 seconds E 65.07 feet to an iron rod found; and

         2. N 88 degrees 53 minutes E 259.79 feet to an iron rod found in the west line of the Missouri Pacific Railroad Right-of-Way, for the northeast corner of Lot 1, same being the southeast corner of Lot 2, and being the northeast corner of the herein described tract of land;

THENCE leaving Lot 2, with the common line of the Missouri Pacific Railroad Right-of-Way and Lot 1, S 18 degrees 02 minutes W 231.60 feet to the PLACE OF BEGINNING. There are contained within these metes and bounds 1.66 acres, more or less, of land area as described from record information and measurements made on the ground on January 12, 1991, and visually inspected on September 15, 1995, by McMinn Land Surveying Company of Austin, Texas.


LOT 3:

LOT 2, ONE PARK PLACE II, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Book 82, Page 138, Plat Records, Travis County, Texas, being locally known as 4009 Banister Lane.

LOT 4:

LOT 3, ONE PARK PLACE II, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Book 82, Page 138, Plat Records, Travis County, Texas, being locally known as 4005 Banister Lane.

                                  Exhibit "B"

                            MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by the Lease, but excluding all personal property, trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Premises, including without limitation the following items that are located on the Premises but are specifically excluded from the Equipment:

                          (1)     Office furniture and office equipment;

                          (2)     Track filing/storage systems;

                          (3)     Clinical storage systems, i.e.,
               refrigerators or freezers (walk-in or free standing);

                          (4)     Medical and laboratory equipment;

                          (5)     All items of equipment related to
               PBX/Voicemail systems;

                          (6) All items of equipment related to VAX Computer Systems;

                          (7) All items of equipment related to the computer network;

                          (8) All items of equipment related to the video conference system;

                          (9)     Clinic kitchen and laundry equipment;

                          (10)    Medical telimetry/clock system; and

                          (11)    Mail room equipment.





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